UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2016
________________________________________________________
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.    Approval of Performance Share Award Agreement
(e) On March 2, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Covanta Holding Corporation (the “Company”) approved a new form of award agreement for restricted stock units (the “Agreement”) in which the number of shares of Company common stock (the “Award Shares”) issued pursuant to the award will be based on the Company’s Cumulative Free Cash Flow per Share (as defined below) over the applicable performance period (the “Performance Share Awards”). The Performance Share Awards will be made from time to time under the Company’s 2014 Equity Award Plan (the “Plan”) to employees of the Company, including executive officers.
Issuance and payment of the award in the form of Award Shares will be conditioned and dependent upon the employee’s continued employment during the applicable performance period. The number of Award Shares, if any, earned for the applicable performance period shall be determined by multiplying the “Payout Factor” by the number of restricted stock units granted to the employee in the Agreement (the “Target Share Amount”).  The “Payout Factor” is based on the Company’s Cumulative Free Cash Flow per Share for the performance period. Initial grants of Performance Share Awards under the Plan will have a Payout Factor based on the following table:

If the Company’s Cumulative Free Cash Flow per Share is:	Payout Factor (% of Target Number of Performance Shares)
$3.00	0%
$3.50	50%
$4.00	100%
$5.00	150%
$6.00	200%

The Payout Factor may be adjusted from time to time by the Compensation Committee with respect to subsequent grants of Performance Share Awards under the Plan.
For purposes of the Performance Share Awards, Cumulative Free Cash Flow per Share is equal to the Company’s cumulative Free Cash Flow (defined as Cash flow provided by operating activities from continuing operations less Maintenance capital expenditures as disclosed by the Company in the Company’s Reports filed with or furnished to the Securities and Exchange Commission (“SEC”)) during the performance period divided by the weighted average number of shares of common stock outstanding during the performance period.
If the Company’s Cumulative Free Cash Flow per Share for the performance period is equal to or between any of the threshold amounts set forth in the table of the Agreement, then the calculation of the Payout Factor shall be linearly interpolated between the respective Cumulative Free Cash Flow per Share and Payout Factors in such table.
The foregoing description of the terms of the Agreement under the Plan is not complete and is subject to and qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2.    Approval of Annual Non-Equity Incentive Award Program

(e) On March 2, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Covanta Holding Corporation (the “Company”) approved changes to the Company’s annual non-equity incentive award program (the “Program”). The Program is available to eligible employees of the Company, including executive officers. The annual cash award payable under the Program is a variable performance-based compensation component designed to reward the achievement of annual financial goals. The annual cash award is determined by the Company’s actual financial performance compared to a pre-determined financial performance target or targets (the “Financial Performance Measures”). The changes to the Program include revising the varying percentages of the target bonus level actually payable to each officer based on the Company’s actual financial performance compared to the Financial Performance Measures. Beginning in 2016, the Compensation Committee intends to use only Adjusted EBITDA in determining the Financial Performance Measures. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income, as disclosed by the Company in the Company’s Reports filed with or furnished to the SEC.

The foregoing description of the Program is not complete and is subject to and qualified in its entirety by the Summary attached hereto as Exhibit 10.2 and incorporated herein by reference.

3.    Waiver of Bonus

(e) Pursuant to the terms of an offer letter (the “Offer Letter”) dated January 5, 2015, Mr. Jones was entitled to receive incentive cash compensation of not less than 100% of his target amount (e.g., $675,000) for 2015. In light of the Company’s performance and the fact that other officers and employees of the Company will not be receiving incentive cash compensation for 2015 performance, Mr. Jones has voluntarily elected to waive the cash payment to which he is entitled under the Offer Letter. For further information on the Offer Letter, please see the Company’s Current Report on Form 8-K dated and filed January 5, 2015.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Covanta Holding Corporation 2014 Equity Award Plan Performance Share Award Agreement.
10.2	Summary of the Covanta Holding Corporation Annual Non-Equity Incentive Award Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2016

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Covanta Holding Corporation 2014 Equity Award Plan Performance Share Award Agreement.
10.2	Summary of the Covanta Holding Corporation Annual Non-Equity Incentive Award Program.